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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 2, 1998



                         QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


        North Carolina                 340-23520                56-1714315
(State or other jurisdiction      (Commission File No.)       I.R.S. Employer
       of incorporation)                                   Identification Number


             4709 Creekstone Drive, Riverbirch Building, Suite 200,
                       Durham, North Carolina 27703-8411
                    (Address of principal executive offices)


                                 (919) 941-2000
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report)

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Item 9.  Sales of Equity Securities Pursuant to Regulation S

         On February 2, 1998, Quintiles Transnational Corp. (the "Company") completed the acquisition of Pharma Networks N.V., a Belgian contract sales organization. The Company issued 132,000 shares of its Common Stock, par value $0.01 per share, in connection with the acquisition, which shares were received by the holders of all of the outstanding share capital of Pharma Networks N.V. in exchange for such interest. An aggregate of 42,200 shares were issued in reliance on Regulation S and 89,800 shares were issued in reliance on a claim of exemption pursuant to section 4(2) of the Securities Act of 1933, as amended, based on representations made by the recipients in the share exchange agreement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     QUINTILES TRANSNATIONAL CORP.


                                     By:        /s/ Rachel R. Selisker
                                          -------------------------------------
Dated: February 17, 1998                  Rachel R. Selisker
                                          Chief Financial Officer and
                                          Executive Vice President Finance